UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2012

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 11, 2012, the Board of Directors of the Arbitron Inc. (the "Company") appointed Sean R. Creamer, age 47, the Company’s Executive Vice President, Chief Operating Officer, to serve as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company. Mr. Creamer will remain the Company’s Chief Financial Officer until such time as the Company appoints a new Chief Financial Officer.

Mr. Creamer has served in the following positions with the Company:

• Executive Vice President, Chief Operating Officer, from August 2011 to May 2012;
• Executive Vice President U.S. Media Services, from February 2011 to August 2011;
• Executive Vice President, U.S. Media Services and Chief Financial Officer, from April 2010 to February 2011;
• Executive Vice President of Finance and Chief Financial Officer, from November 2005 to April 2010; and
• Executive Vice President Finance, from September 2005 to November 2005.

Previously, the Company announced Richard J. Surratt will be leaving the Company and will cease service as Chief Financial Officer effective May 11, 2012.

Mr. Surratt will remain an employee of the Company until June 8, 2012. In connection with the commencement of his employment Mr. Surratt entered into an Executive Retention Agreement with the Company effective February 6, 2011 (the "Retention Agreement"). Provided that he enters into a Separation Agreement and Release following the termination of his employment on June 8, 2012, Mr. Surratt will be entitled to receive the following compensation under the terms of the Retention Agreement: (i) an amount equal to twelve times his monthly base salary multiplied by 1.55 ($620,000), payable in accordance with the Company’s standard payroll practices; (ii) a prorated bonus component for 2012, payable in 2013, which bonus component will be determined based on the Company’s Compensation and Human Resource Committee’s assessment of corporate performance under the Company’s 2012 non-equity incentive plan; (iii) provided that he and his qualified beneficiaries are eligible and elect to continue coverage under the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), the Company will pay the employer-equivalent premiums for such COBRA coverage for a period of twelve (12) months, or until the expiration of the COBRA continuation period, whichever occurs first; and (iv) certain outplacement services not to exceed $50,000.

The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Retention Agreement, a form of which was filed as Exhibit 10.52 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The foregoing description of the Separation Agreement and Release does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Separation Agreement and Release, which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended August 30, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

May 14, 2012	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development & Strategy, Chief Legal Officer & Secretary